Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration statement (Form S-8 No. 333-210586) pertaining to the equity incentive plans and employee stock purchase plan of Senseonics Holdings, Inc.,
(2)	Registration statement (Form S-8 No. 333-224827) pertaining to the equity incentive plans and employee stock purchase plan of Senseonics Holdings, Inc.,
(3)	Registration statement (Form S-8 No. 333-231334) pertaining to the equity incentive plans and employee stock purchase plan of Senseonics Holdings, Inc.,
(4)	Registration statement (Form S-8 No. 333-232486) pertaining to the inducement plan of Senseonics Holdings, Inc.,
(5)	Registration statement (Form S-3 No. 333-233656) of Senseonics Holdings, Inc.,
(6)	Registration statement (Form S-3ASR No. 333-2352260940) of Senseonics Holdings, Inc.,
(7)	Registration statement (Form S-3 No. 333-237937) of Senseonics Holdings, Inc.,
(8)	Registration statement (Form S-3 No. 333-248659) of Senseonics Holdings, Inc. and
(9)	Registration statement (Form S-3 No. 333-252939) of Senseonics Holdings, Inc.,

of our reports dated March 1, 2022, with respect to the consolidated financial statements of Senseonics Holdings, Inc. and the effectiveness of internal control over financial reporting of Senseonics Holdings, Inc. included in this Annual Report (Form 10-K) of Senseonics Holdings, Inc. for the year ended December 31, 2021.

/s/ Ernst & Young, LLP

Tysons, VA

March 1, 2022